SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2009 (February 4, 2009)

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on February 4, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Neuralstem, Inc., Inc. (the “Company”) completed its annual performance and compensation review of the Company’s executive officers and approved the 2009 base salaries of the Company’s executive officers.  The Compensation Committee also approved payment of executive bonuses in connection with the Company’s 2008 bonus objectives.

2009 Annual Base Salaries

The Compensation Committee approved the fiscal year 2009 annual base salaries for the Company’s Chief Executive Officer and the other named executive officers (the “Named Executive Officers”) identified in the Company’s proxy statement for its 2008 annual meeting of stockholders. In doing so, the Compensation Committee did not increase the Named Executive Officers’ fiscal year 2009 annual base salaries from their 2008 annual base salaries except for that of the Company’s Chairman and Chief Science Officer (“CSO”).   The CSO received a 5% increase over his 2008 annual salary.  Accordingly, the Named Executive Officers’ fiscal year 2009 annual base salaries are as follows:

Executive Officer	Title	Base Compensation
I. Richard Garr	Chief Executive Officer, President and General Counsel	$407,000
Karl Johe, Ph.D.	Chief Science Officer and Chairman	$422,100
John Conron	Chief Financial Officer	$225,000

2008 Executive Bonuses

The Compensation Committee, after reviewing the Company’s performance for 2008, approved the following bonuses (“Bonuses”):

Executive Officer	Title	% of 2008 Base Compensation
I. Richard Garr	Chief Executive Officer, President and General Counsel	85%
Karl Johe, Ph.D.	Chief Science Officer and Chairman	85%
John Conron	Chief Financial Officer	35%

The Bonuses will be reduced by the amount, if any, paid to each Named Executive Officer as a Christmas bonus for the year ended December 31, 2008.  Additionally, the payment of the Bonuses, other than that of our CSO, will be deferred until such time as the Company completes subsequent financings.  The CSO will receive 25% of his Bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: February 10, 2009